Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM HOLDING CORP. ANNOUNCES
CLOSING OF PUBLIC OFFERING OF COMMON STOCK BY SELLING STOCKHOLDERS AND
ELECTION OF JOE FORTUNATO, PRESIDENT AND CEO OF GNC, TO ITS BOARD

Houston, Texas, October 10, 2012 /BUSINESS WIRE/ — Mattress Firm Holding Corp. (NASDAQ: MFRM) (the “Company”) today announced that the previously announced public offering by certain of its stockholders (the “Selling Stockholders”) of 5,435,684 shares of the Company’s common stock, which includes 709,002 shares sold pursuant to the underwriters’ over-allotment option, has closed.

The offering consisted entirely of secondary shares to be sold by the Selling Stockholders.  The Company did not sell any shares of common stock in the offering and has not received any proceeds from the sale.

Barclays Capital Inc., UBS Securities LLC and Citigroup Global Markets Inc. acted as joint book-running managers of the offering.  William Blair & Company, L.L.C. acted as a lead manager of the offering.  KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. acted as co-managers of the offering.

The offering was made pursuant to an effective registration statement.  Copies of the final prospectus relating to the offering may be obtained from:

Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Email: Barclaysprospectus@broadridge.com Phone: 1 (888) 603-5847	UBS Investment Bank Attention: Prospectus Department 299 Park Avenue, 25th Floor New York, NY 10171 Phone: 1 (888) 827-7275	Citigroup Global Markets Inc. Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue Edgewood, NY 11717 Phone: 1 (800) 831-9146

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Election of New Director

Effective October 10, 2012, Mr. Joseph M. Fortunato, chairman, president and chief executive officer of General Nutrition Centers, Inc., will join the Company as a member of its Board of Directors and will also serve on the audit committee.

“We are thrilled to have Joe as a member of our team,” stated Steve Stagner, president and chief executive officer of the Company.  “We look forward to the insight that Joe will bring to the table from his deep experience in the retail industry, particularly as it relates to building a strong national brand.”

About Mattress Firm Holding Corp.

Houston-based Mattress Firm is one of the nation’s leading mattress specialty retailers, offering a broad selection of both traditional and specialty mattresses from leading manufacturers, bedding accessories and related products.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sari Martin, mattressfirm@icrinc.com, 203.682.8345

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words.  The forward-looking statements contained in this press release, such as those relating to the benefits we expect to derive from the addition of a new member to our Board of Directors, are subject to various risks and uncertainties, including but not limited to downturns in the economy and a reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions (including our recent acquisitions of Mattress Giant and the operations of Mattress X-Press) on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 20, 2012 (as amended on May 30, 2012) and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.